EXHIBIT 23.2

Alaska Earth Sciences, Inc.
Alaska Earth Resources, Inc.
William T. Ellis

Red Sky Resources Inc.
650 West Georgia, Suite 2410
Vancouver, B.C., Canada
V6B 4N7

Date: March 8, 2005

William T. Ellis and Alaska Earth Sciences, Inc.., both of 11401 Olive Lane, Anchorage, Alaska, do hereby consent to the use and reference in the amended registration statement of Red Sky Resources Inc. on Form SB-2 of the geological reports dated August 20, 2004 and January 21, 2005, entitled “Pacific Copper-Gold Project” and “Red Sky Copper-Gold Project” and concur with the summary of information in the reports disclosed in the registration statement. We also consent to the reference to ourselves under the headings “Experts” and “Description of Business” in such registration statement. Alaska Earth Resources, Inc. consents to the references to Alaska Earth Resources, Inc. under the heading “Description of Business” in such registration statement.

/S/ William T. Ellis
William T. Ellis CPG # 8719

ALASKA EARTH RESOURCES, INC.

/S/ William T. Ellis
Authorized signatory of Alaska Earth Resources, Inc.

ALASKA EARTH SCIENCES, INC.

/S/ William T. Ellis
Authorized signatory of Alaska Earth Sciences, Inc.

11401 Olive Lane, Anchorage, Alaska 99515
Phone: (907) 522-4664 Fax: (907) 349-3557 Email: wte@aes.alaska.com